Exhibit 10.4

March 18, 2019

ADES International Holding PLC
Unit 517, Floor 5, Index Tower
DIFC, UAE, Dubai - PO Box: 507118
Attention: Dr. Mohamed Farouk
Morcos William

Reference is made to that certain (i) Sale and Purchase Agreement, dated as of July 11, 2018, by and between Weatherford Worldwide Holdings GmbH, a Swiss company with limited liability (“Seller”), and ADES International Holding PLC (f.k.a. ADES International Holding Ltd.), a Dubai International Financial Centre entity (“Purchaser”), pertaining to the purchase by Purchaser of certain land drilling rig assets and operations of Seller and its Affiliates in the Republic of Algeria and State of Kuwait, as amended by (A) that certain side letter with respect to the Initial Closing of the Kuwait Assets, dated October 31, 2018 (the “Kuwait Side Letter”) ”) and (B) that certain side letter with respect to the Subsequent Closing of the Algeria Assets, dated February 27, 2019 (the “Algeria Side Letter”), (as may be further amended, supplemented or modified from time to time, the “AK Purchase Agreement”), (ii) Sale and Purchase Agreement, dated as of July 11, 2018, by and between Seller and Purchaser pertaining to the purchase by Purchaser of certain land drilling rig assets and operations of Seller and its Affiliates in the Kingdom of Saudi Arabia, as amended by that certain side letter, dated November 30, 2018 (the “KSA Side Letter”), (as may be further amended, supplemented or modified from time to time, the “KSA Purchase Agreement” and collectively with the AK Purchase Agreement, the “Purchase Agreement”) and (iii) Bridging Agreement, by and between Purchaser and Seller, dated as of July 11, 2018. Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Purchase Agreement or Algeria Side Letter.

In consideration of the mutual agreements, provisions and covenants contained in this letter agreement and the Purchase Agreement, pursuant to Sections 11.2 and 11.3 of the Purchase Agreement, Seller and Purchaser hereby agree as follows:

1.	Delayed Rig Transfer Date Payments; Release.

(a)
The date hereof shall be the Delayed Rig Transfer Date for each of the Delayed Algeria Rigs and on the date hereof Purchaser shall pay to Seller an amount equal to $20,000,000 for the Delayed Algeria Rigs to be sold on the Delayed Rig Transfer Date, as set forth in (and in accordance with the terms of) the Algeria Side Letter. At or immediately following the Delayed Rig Transfer Date, Purchaser shall pay to Seller an amount equal to the Settlement Amount set forth in Schedule I to this letter agreement in full without any deduction, withholding or set off of any nature whatsoever.

(b)
The Parties each acknowledge and agree that the reimbursements described in Schedule I are and intended to fully and finally resolve all matters described in Schedule I (except as otherwise set forth therein). Accordingly, upon payment by Purchaser to Seller of the amount set forth in paragraph 1(a) above and Schedule I, Purchaser and Seller, each on behalf of itself and its respective stockholders and Affiliates, hereby irrevocably and forever releases, acquits and discharges the other Party and their respective stockholders and Affiliates of and from any and all claims, counterclaims, actions, causes or rights of action, suits, Liabilities, Losses, assertions, allegations, contentions, controversies and demands of any kind or nature whatsoever, whether at law or in equity, that either Purchaser or Seller or their respective stockholders or Affiliates now have, ever had or may have had, whether directly or in a representative or any other capacity, for, upon or by reason of any act, omission or other matter, cause or thing, in each case to the extent arising from the matters described in Schedule I (except as otherwise set forth therein). The foregoing includes an express, informed, knowing and voluntary waiver and relinquishment to the fullest extent permitted by applicable Law. The Parties further expressly waive and relinquish any and all rights they may have under any state or federal statute, rule or common law principle, in law or equity, relating to limitations on general releases.

2.	Customs.

(a)	The Seller covenants (as a covenant under the AK Purchase Agreement), that the Delayed Algeria Rigs have now been placed in the Bonded Area.

(b)
The Parties hereto agree that to the extent the sale and purchase of the Delayed Algeria Rigs is subject to a requirement for authorization from the Territory Customs Administration such authorisation shall be obtained by the Seller (the “Condition”).

(c)
As a covenant under the AK Purchase Agreement, Seller undertakes to procure the satisfaction of the Condition promptly following the Delayed Rig Transfer Date, and will indemnify the Purchaser Indemnified Parties, as a breach of a covenant under Section 8.1(b) of the AK Purchase Agreement, for any Losses incurred by the Purchaser Indemnified Parties in relation to a failure by Seller to procure the satisfaction of the Condition or delay in satisfying those Condition; provided, that the Parties agree that Seller shall not be considered in breach of the foregoing covenant within the 90 day period after the Delayed Rig Transfer Date if during such period Seller has used commercially reasonable best efforts to procure the satisfaction of the Condition.

(d)
Notwithstanding anything in this paragraph 2 to the contrary, Purchaser hereby waives any requirement or condition that Rigs 814 and 815 be under the temporary importation regime at the applicable Delayed Algeria Rig Transfer Date.

3.	Miscellaneous.

(a)
Each of the parties to this letter agreement represents and warrants that (i) such Person has all requisite corporate power and authority to execute, deliver and perform this letter agreement and (ii) the execution, delivery and performance of this letter agreement have been duly authorized by all requisite corporate approvals on the part of such Person.

(b)
The Parties agree that Purchase Agreement is and shall continue to be in full force and effect in accordance with its terms, and, except as expressly set forth in this letter agreement, no other modification to the Purchase Agreement is agreed to or implied. Without limiting the generality of the foregoing, and for the avoidance of doubt, nothing in this letter agreement is intended to constitute a waiver of any right or otherwise modify the obligations of the Parties under the Purchase Agreement, including without limitation, with respect to any claim that Seller might have under Article 9 of the Purchase Agreement, or with respect the rights and obligations of the Parties in respect of the Iraq Rigs under the Kuwait Side Letter. This letter agreement and the schedules and exhibits hereto, together with the Purchase Agreement and the other Transaction Documents, constitute the entire agreement among the parties hereto and their respective Affiliates with respect to the subject matter hereof and thereof. The Parties further agree that Section 11.5, Section 11.6 and Sections 11.8 through 11.16 of the Purchase Agreement are incorporated herein by reference as if set forth in full herein and shall apply to the terms and provisions of this letter agreement and the Parties hereto mutatis mutandis. For the avoidance of doubt, this letter agreement shall be deemed a “Transaction Document” for purposes of the Purchase Agreement.

4.
Seller Parent Guarantee. The Seller Parent has executed this letter agreement where provided for below to confirm that the guarantee it has given under Section 11.17 of the AK Purchase Agreement remains in full force and effect in accordance with its terms.

If the foregoing correctly sets forth your understanding of the subject matter hereof, please so indicate by executing this letter agreement in the space provided below.

(Signature page to follow)

Sincerely yours,

WEATHERFORD WORLDWIDE HOLDINGS GMBH

By:	/s/ Josh McMorrow
Name:	Josh McMorrow
Title:	Managing Officer

Signature page to Letter Agreement (Algeria)

Solely for purposes of paragraph 4 of this letter agreement:

WEATHERFORD INTERNATIONAL PLC

By:	/s/ Josh McMorrow
Name:	Josh McMorrow
Title:	Vice President

Signature page to Letter Agreement (Algeria)

Accepted and agreed on March 18, 2019:

ADES INTERNATIONAL HOLDING PLC

By:	/s/ Dr. Mohamed Farouk
Name:	Dr. Mohamed Farouk
Title:	Director

Signature page to Letter Agreement (Algeria)